Exhibit 10.1

AMENDMENT NO. 17
TO THE
ENSCO SAVINGS PLAN
(As Revised and Restated Effective January 1, 1997)

THIS AMENDMENT NO. 17, executed on 2 August 2010, and effective 1 October 2010, by ENSCO International Incorporated, having its principal office in Dallas, Texas (hereinafter referred to as the “Company”).

W I T N E S S E T H:

WHEREAS, the Company revised and restated the Ensco Savings Plan (the “Plan”), effective January 1, 1997, except for certain provisions for which another effective date was subsequently provided elsewhere in the terms of the Plan, to (i) incorporate the prior amendments to the Plan, (ii) incorporate such other provisions as were necessary due to the merger of the Penrod Thrift Plan and the Dual 401(k) Plan into the Plan, (iii) clarify the definition of “annual compensation” used for nondiscrimination testing under Sections 401(k) and 401(m) of the Code, and (iv) bring the Plan into compliance with the Internal Revenue Code of 1986, as amended (the “Code”), as modified by the Small Business Job Protection Act of 1996, the General Agreement on Tariffs and Trade under the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000, as well as all applicable rules, regulations and administrative pronouncements enacted, promulgated or issued since the date the Plan was last restated;

WHEREAS, the Company adopted Amendment No. 1 to the revised and restated Plan, effective January 1, 2002, to reflect the proposed Treasury regulations (the “Proposed Regulations”) issued under Section 401(a)(9) of the Code;

WHEREAS, the Company adopted Amendment No. 2 to the revised and restated Plan, effective as of January 1, 2002, except as specifically otherwise in Amendment No. 2, to (i) reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) which generally became applicable to the Plan effective as of January 1, 2002, and (ii) constitute good faith compliance with the requirements of EGTRRA;

WHEREAS, the Pension and Welfare Benefits Administration of the Department of Labor issued final regulations establishing new standards for processing benefit claims of participants and beneficiaries under Section 15.6 of the Plan which have been clarified by further guidance from the Pension and Welfare Benefits Administration (collectively the “Final Claims Procedure Regulations”);

WHEREAS, the Proposed Regulations for which the revised and restated Plan was amended by Amendment No. 1 were replaced by final Treasury regulations that were issued April 17, 2002 under Section 401(a)(9) of the Code relating to required minimum distributions under Section 15.4 of the Plan (the “Final Required Minimum Distribution Regulations”);

WHEREAS, the Company acquired Chiles Offshore Inc. (“Chiles”), effective August 7, 2002, pursuant to a merger agreement among the Company, Chore Acquisition, Inc. (“Chore”), a wholly-owned subsidiary of the Company, and Chiles, whereby Chiles was merged with and into Chore, with Chore being the surviving company and continuing to exist as a wholly-owned subsidiary of the Company and the successor sponsor to Chiles of the Chiles Offshore Inc. 401(k) Retirement Savings Plan (the “Chiles 401(k) Plan”);

WHEREAS, the employees of Chiles that continued as employees of a subsidiary of the Company on and after August 7, 2002 continued to be eligible to participate in the Chiles 401(k) Plan through September 30, 2002 and then became eligible to participate in the Plan effective October 1, 2002;

WHEREAS, the Chiles 401(k) Plan was merged into the Plan effective October 1, 2002 and the assets of the Chiles 401(k) Plan were transferred on October 1, 2002 from the trust established pursuant to the Chiles 401(k) Plan to the trust established pursuant to the Plan;

WHEREAS, the Company adopted Amendment No. 3 to the revised and restated Plan, effective as of October 1, 2002, unless specifically provided otherwise in Amendment No. 3, to, among other things, (i) revise Section 15.6 of the Plan to provide that the administrator of the Plan shall process benefit claims of participants and beneficiaries pursuant to the claims procedure specified in the summary plan description for the Plan which shall comply with the Final Claims Procedure Regulations, as may be amended from time to time, (ii) reflect the Final Required Minimum Distribution Regulations by amending Section 15.4 of the Plan consistent with the Model Amendment provided by the Internal Revenue Service in Rev. Proc. 2002-29, (iii) permit participation in the Plan on October 1, 2002 (the “Date of Participation”) by all employees of Chiles who are both eligible to participate in the Chiles 401(k) Plan as of September 30, 2002 and are employed by the Company or a subsidiary of the Company on October 1, 2002, (iv) provide all employees of Chiles who begin to participate in the Plan as of the Date of Participation with credit for all actual service with Chiles for purposes of the eligibility and vesting provisions of the Plan, (v) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for at least three years of vesting service as of the Date of Participation shall continue to vest under the Plan in his account balance in the Plan pursuant to the vesting schedule contained in the Chiles 401(k) Plan, (vi) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for two years of vesting service as of the Date of Participation shall remain 40% vested in his account balance in the Plan but, subsequent to the Date of Participation, shall continue to vest in his account balance in the Plan pursuant to the vesting schedule of the Plan, (vii) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for one year of vesting service as of the Date of Participation shall remain 20% vested in his account balance in the Plan but, subsequent to the Date of Participation, shall continue to vest in his account balance in the Plan pursuant to the vesting schedule of the Plan, (viii) provide that any participant in the Chiles 401(k) Plan as of the Date of Participation shall become fully vested in his account balance in the Plan as of the date he has both attained age 55 and received credit under the Plan for at least five years of vesting service, and (ix) provide that any participant in the Chiles 401(k) Plan as of the Date of Participation shall be eligible for an in-service withdrawal from the Plan under Section 15.5(c) of the Plan once every six months after he has attained 59½;

WHEREAS, the Company adopted Amendment No. 4 to the revised and restated Plan to retroactively amend the definition of Profit Sharing Entry Date in Section 1.16 of the Plan to conform the terms of Section 1.16 of the Plan to the actual operation of the Plan as authorized by Section 2.07(3) of Appendix B to Rev. Proc. 2002-47;

WHEREAS, the Company adopted Amendment No. 5 to the revised and restated Plan to (i) reduce the service requirement to become eligible to participate in the 401(k) feature of the Plan, (ii) revise the requirements for an election to participate in the 401(k) feature of the Plan and for subsequent amendments to a salary reduction agreement, and (iii) increase the maximum deferral percentage that may be elected under a salary reduction agreement;

WHEREAS, EGTRRA amended Section 401(a)(31)(B) of the Code to require that mandatory distributions of more than $1,000 from the Plan be paid in a direct rollover to an individual retirement plan as defined in Sections 408(a) and (b) of the Code if the distributee does not make an affirmative election to have the amount paid in a direct rollover to an eligible retirement plan or to receive the distribution directly and I.R.S. Notice 2005-5 provides that this provision becomes effective to the Plan for distributions on or after March 28, 2005;

WHEREAS, the Company adopted Amendment No. 6 to the revised and restated Plan (i) effective as of September 1, 2005, to increase the normal retirement age under the Plan from age 60 to age 65, and (ii) effective as of March 28, 2005, to comply with the provisions of Section 401(a)(31)(B) of the Code, as amended by EGTRRA and the guidance issued in I.R.S. Notice 2005-5 relating to the application of the new rules in connection with automatic rollovers of certain mandatory distributions;

WHEREAS, the Katrina Emergency Tax Relief Act of 2005 (“KETRA”) amended the Code to immediately authorize tax-favored withdrawals and special provisions for loans from qualified retirement plans to provide relief relating to Hurricane Katrina;

WHEREAS, the Company adopted Amendment No. 7 to the revised and restated Plan, effective as of October 3, 2005, to provide temporary relief to certain participants and related individuals affected by Hurricane Katrina in the form of (i) hardship withdrawals from the Plan, and (ii) modified loan provisions for certain loans from the Plan;

WHEREAS, the Gulf Opportunity Zone Act of 2005 amended the Code to expand the hurricane-related relief provided under KETRA to victims of Hurricane Rita and Hurricane Wilma;

WHEREAS, the Company adopted Amendment No. 8 to the revised and restated Plan to provide temporary relief to certain participants and related individuals affected by Hurricane Rita and/or Hurricane Wilma in the form of (i) hardship withdrawals from the Plan, and (ii) modified loan provisions for certain loans from the Plan;

WHEREAS, the Company adopted Amendment No. 9 to the revised and restated Plan, effective January 1, 2007, to reduce the service requirement to become eligible to participate in the profit sharing feature of the Plan with respect to employees who are employed or reemployed after December 31, 2006;

WHEREAS, the Department of Treasury issued final regulations under Sections 401(k) and 401(m) of the Code which generally became applicable to the Plan effective as of January 1, 2006 (collectively the “Final 401(k)/401(m) Regulations”);

WHEREAS, the Company adopted Amendment No. 10 to the revised and restated Plan (i) effective as of January 1 2006, to reflect the Final 401(k)/401(m) Regulations and to constitute good faith compliance with the Final 401(k)/(m) Regulations and (ii) effective as of January 1, 2007, to exclude Carl F. Thorne from further participation in the profit sharing feature of the Plan;

WHEREAS, the Company adopted Amendment No. 11 to the revised and restated Plan, effective January 1, 2008, to (i) clarify that certain highly compensated employees are not permitted to amend their salary reduction contribution elections for a year during the year, and (ii) amend the vesting schedule in Section 14.2 of the Plan;

WHEREAS, the Pension Protection Act of 2006 requires participant-directed individual account plans to provide quarterly benefit statements to the plans’ participants providing certain specific information;

WHEREAS, the Department of Labor issued final regulations relating to qualified default investment alternatives in participant-directed individual account plans which may become applicable to a plan effective on or after December 24, 2007 (the “Qualified Default Investment Alternatives Regulations”);

WHEREAS, the Company adopted Amendment No. 12 to the revised and restated Plan, to (i) amend, effective as of January 1, 2008, the investment funds specified in Section 1.24 of the Plan available for participant direction of investment, (ii) amend, effective June 1, 2008, Section 1.24 and Section 22.8 of the Plan to provide a limitation on the portion of a participant’s individual account that may be invested in Fund 5, (iii) amend, effective June 1, 2008, Section 3.1 of the Plan to provide for automatic enrollments, (iv) amend,  effective as of January 1, 2007, Section 10.2 and Section 22.8 of the Plan to comply with the quarterly benefit statement requirements of the Pension Protection Act of 2006, (v) amend, effective June 1, 2008, Section 15.11 of the Plan to provide for eligible rollover distributions by non-spousal beneficiaries as permitted by the Pension Protection Act of 2006, and (vi) amend, effective June 1, 2008, Section 22.8 and Section 22.10 of the Plan to change the default investment fund and to specify related procedures in compliance with the Qualified Default Investment Alternatives Regulations governing the investment of the individual account of new participants with an employment or re-employment commencement date after May 31, 2008 who fail to affirmatively direct the investment of their individual accounts;

WHEREAS, the Company adopted Amendment No. 13 to the revised and restated Plan, to (i) amend, effective as of February 1, 2009, the investment funds specified in Section 1.24 of the Plan available for participant direction of investment, (ii) amend, effective January 1, 2009, except as otherwise specifically provided therein to the contrary, Article II and Section 3.1(b)(iv) of the Plan to provide for the exclusion from initial or continued eligibility to participate in the Plan of all employees of the Company and Affiliated Companies who become or may subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009, or would otherwise become or subsequently become eligible to participate in the Ensco Multinational Savings Plan  on or after January 1, 2009 but for the fact that any such employee is not working outside the country of the employee’s permanent residence, (iii) amend, effective January 1, 2008, Section 3.2 of the Plan to provide that an employer shall make additional matching contributions as of the last day of any plan year, commencing with the plan year ending December 31, 2008, to the extent the Plan administrator determines that a participant did not receive the same amount of matching contributions to which the participant was entitled for that plan year based on his salary reduction contributions and his annual compensation for that plan year, and (iv) amend, effective January 1, 2008, Section 7.4 of the Plan to provide for the exclusion of all participants and employees of the Company and Affiliated Companies who become or may subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009, or would otherwise become or subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009 but for the fact that any such employee is not working outside the country of the employee’s permanent residence, from initial or continued eligibility to share in the allocation of any profit sharing contribution (as well as the forfeitures, if any, that may become allocable under Section 7.4 along with such profit sharing contributions) that may be made to the Plan under Section 3.3 for any plan year beginning on or after January 1, 2008;

WHEREAS, final Treasury regulations were issued under Section 415 of the Code which became effective to the Plan as of January 1, 2008 (the “Final 415 Regulations”);

WHEREAS, the Company adopted Amendment No. 14 to the revised and restated Plan, to (i) amend, effective January 1, 2008, Article VIII of the Plan to reflect the Final 415 Regulations, and (ii) amend, effective October 1, 2009, Section 22.8 of the Plan to reduce the increments by which participants can select investment funds from ten percent to the lowest increment determined from time to time by the administrator of the Plan and to reduce the limitation on the portion of a participant’s individual account that may be invested in Fund 5;

WHEREAS, the Company adopted Amendment No. 15 to the revised and restated Plan, to (i) amend, effective January 1, 2008, Section 4.1 of the Plan to reflect the change made to the Code by the provisions of the Worker, Retiree, and Employer Recovery Act of 2008 which provide that the correction of excess elective deferrals by distribution for taxable years beginning after December 31, 2007 shall not require the distribution of gap period income, i.e., earnings attributable to such distributed amounts after the end of the taxable year through the date prior to the date of distribution, (ii) amend Sections 4.3 and 5.2 of the Plan, as amended, to reflect the provisions of the Pension Protection Act of 2006 which provide that the correction of excess salary reduction contributions  and excess matching contributions by distribution for plan years beginning after December 31, 2007 shall not require the distribution of gap period income, i.e., earnings attributable to such distributed amounts after the end of the plan year through the date prior to the date of distribution, and (iii) amend, effective for distributions after December 31, 2006, Section 15.2 of the Plan, as amended, to reflect the provisions of the Pension Protection Act of 2006 which specify the content and timing requirements for notices required to be provided to participants regarding their distribution election rights under the Plan;

WHEREAS, the board of directors of the Company and the stockholders of the Company approved the adoption of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and between the Company and ENSCO Newcastle LLC, a newly formed Delaware limited liability company (“Ensco Mergeco”) and a wholly-owned subsidiary of ENSCO Global Limited, a newly formed Cayman Islands exempted company (“Ensco Cayman”) and a wholly-owned subsidiary of the Company, pursuant to which Ensco Mergeco merged (the “Merger”) with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Ensco Cayman;

WHEREAS, Ensco Cayman became, in connection with the Merger, a wholly-owned subsidiary of ENSCO International Limited, a newly formed private limited company incorporated under English law which, prior to the effective time of the Merger, re-registered as a public limited company named “Ensco International plc” (“Ensco UK”);

WHEREAS, pursuant to the Merger Agreement, each issued and outstanding share of the common stock of the Company was converted into the right to receive one American depositary share (each an “ADS” and collectively, the “ADSs”), which represents one Class A ordinary share of Ensco UK and is evidenced by an American depositary receipt;

WHEREAS, the Company adopted Amendment No. 16 to the revised and restated Plan to amend, effective as of December 23, 2009 (or, if different, the effective date of the Merger), (i) Section 1.10 of the Plan to define “Ensco ADS” instead of “Company Stock,” (ii) Section 1.14 of the Plan to prohibit any Affiliated Company that is a UK or English company from becoming an Employer under the Plan, (iii) the fund listed as Fund 5 in Section 1.24 of the Plan to mean the Ensco ADS Fund, (iv) Section 21.6 of the Plan to reflect the voting rights and procedures in connection with the ADSs and the underlying Shares (as defined in such section), (v) Section 21.7 of the Plan to reflect certain concepts under English law related to offers as described in such section, (vi) Section 22.10 of the Plan to specifically provide that each share of Common Stock held by the Trust Fund on the effective date of the Merger was converted into one ADS, pursuant to the Merger Agreement, and (vii) to make such other conforming changes to the Plan as determined necessary;

WHEREAS, the name of Ensco UK was changed to “Ensco plc,” the name of the Company was changed to “Ensco International Incorporated,” and the name of the Plan was changed to “Ensco Savings Plan”; and

WHEREAS, the Company now desires to adopt this Amendment No. 17 to the revised and restated Plan, to amend (i) Sections 1.10, 21.6 and 22.10 of the Plan to reflect the change to the name of Ensco UK to “Ensco plc,” (ii) Section 1.36 of the Plan to reflect the change to the name of the Plan to “Ensco Savings Plan,” and (iii) Section 3.1(b)(vi) of the Plan to increase the default deferral percentage under the automatic enrollment feature of the Plan from three percent to five percent;

NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 17 to the Plan:

1. The reference to “Ensco International plc” in Section 1.10 of the Plan is hereby revised to “Ensco plc.”

2. Section 1.36 of the Plan is hereby amended to read as follows:

Sec. 1.36                 Plan means the plan embodied herein, as the same may be amended from time to time, and shall be known as the “Ensco Savings Plan.”

3. Section 3.1(b)(vi) of the Plan is hereby amended to read as follows:

(vi)           Automatic Enrollment Effective June 1, 2008.  The Administrator shall provide a Notice described in this subsection (b)(vi) to each individual who is initially employed or re-employed as an Employee after May 31, 2008 but does not agree to a reduction in his Annual Compensation from his Employer pursuant to Section 3.1(a) by executing an enrollment form or, if allowed by the Administrator, by giving an Interactive Electronic Communication, containing a salary reduction agreement as described in Section 3.1(b).  The Administrator may determine to limit the application of this subsection (b)(vi) to Employees who are subject to United States federal income tax.  The Notice shall be provided to any such Employee as soon as administratively practicable after his employment or re-employment commencement date which is the date the Employee first performs an Hour of Service.  The terms of that Notice shall provide that the Administrator shall automatically enroll each such Employee in the 401(k) feature of the Plan pursuant to Sections 2.2 and 3.1(a) and that such Employee shall be deemed to have agreed to a reduction in his Annual Compensation from his Employer in an amount equal to three percent of his Annual Compensation per payroll period commencing with the payroll period which next follows the 30th day following the 401(k) Entry Date which coincides with or next follows the date upon which he satisfies the eligibility requirements specified in Section 2.1(ii) for participation in the 401(k) feature of the Plan, subject to the restrictions and limitations of Article IV hereof, unless the Employee affirmatively elects prior to that payroll period to cancel his automatic enrollment.  The automatic enrollment percentage specified by the preceding sentence shall be five percent for each individual who is initially employed or re-employed as an Employee after September 30, 2010 but does not agree to a reduction in his Annual Compensation from his Employer pursuant to Section 3.1(a) by executing an enrollment form or, if allowed by the Administrator, by giving an Interactive Electronic Communication, containing a salary reduction agreement as described in Section 3.1(b).  If the Administrator determines that it is not administratively practicable to process the automatic enrollment of an Employee prior to the end of the payroll period specified in the preceding sentence, that automatic enrollment shall be effective as of the next succeeding payroll period.  The Notice shall also provide that the balance of each such Employee’s Individual Account shall be invested in the qualified default investment alternative in accordance with the provisions of Section 22.8.  In addition, that Notice shall provide that each such Employee may elect to amend his automatic enrollment for the payroll period in which his automatic enrollment shall become effective, or cancel or amend his automatic enrollment for any future payroll period, in accordance with Section 3.1(b)(iii).

4. The reference to “Ensco International plc” in Section 21.6 of the Plan is hereby revised to “Ensco plc.”

5. The last paragraph of Section 22.10 of the Plan is hereby amended by adding the following new sentence to the end thereof to read as follows:

The name of Ensco International plc was changed to “Ensco plc.”

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 17 to be executed on the date first above written.

ENSCO INTERNATIONAL INCORPORATED

By:       /s/ Dean A. Kewish
              Dean A. Kewish
 Vice President and Secretary

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